UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Silicon Storage Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 0-26944

California	77-0225590
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1171 Sonora Court
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 735-9110
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2005, Arthur O. Whipple was appointed Chief Financial Officer, effective January 1, 2006. Mr. Whipple, currently Silicon Storage Technology Inc.'s corporate controller, will replace Jack K. Lai, who will become SST's vice president of administration and corporate development.

Mr. Whipple, age 57, has served as SST's corporate controller since March 2005.  Prior to joining SST, Mr. Whipple was employed by QuickLogic Corp., a fabless manufacturer of field programmable logic products and embedded standard products, from April 1998 to March 2005. Mr. Whipple served initially as its vice president of finance, chief financial officer and secretary until July 2002 when he became vice president and general manager of its logic products business unit and in October 2003, Mr. Whipple was named vice president of Business Development. Mr. Whipple holds a B.S.E.E. from the University of Washington and an M.B.A. from Santa Clara University.

A press release dated October 20, 2005, entitled "SST Appoints Arthur O. Whipple as Chief Financial Officer" is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated October 20, 2005, entitled "SST Appoints Arthur O. Whipple as Chief Financial Officer."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Dated: October 24, 2005

Silicon Storage Technology, Inc.

By:	/s/ Bing Yeh

Bing Yeh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated October 20, 2005, entitled "SST Appoints Arthur O. Whipple as Chief Financial Officer." PDF

PDF    Also provided in PDF as a courtesy.